                                                                   Exhibit a(2)

                          CITIFUNDS INSTITUTIONAL TRUST

                              AMENDED AND RESTATED
                  ESTABLISHMENT AND DESIGNATION OF SERIES OF
         SHARES OF BENEFICIAL INTEREST (PAR VALUE $0.00001 PER SHARE)

      Pursuant to Section 6.9 of the Declaration of Trust, dated as of July 8, 1992, as amended (the "Declaration of Trust"), of CitiFunds Institutional Trust (formerly, Landmark Institutional Trust) (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Shares of Beneficial Interest (par value $0.00001 per share) in order to change the names of four series of Shares (as defined in the Declaration of Trust) which were previously established and designated. No changes to the special and relative rights of the existing series are intended by this amendment and restatement.

      1. The series are as follows:

         The series previously designated as CitiFunds Institutional Liquid
            Reserves shall be redesignated as " Citi Institutional Liquid Reserves."

         The series previously designated as CitiFunds Institutional U.S.
            Treasury Reserves shall be redesignated as "Citi Institutional U.S. Treasury Reserves."

         The series previously designated as CitiFunds Institutional Tax Free
            Reserves shall be redesignated as "Citi Institutional Tax Free Reserves."

         The series previously designated as CitiFunds Institutional Cash
            Reserves shall be redesignated as "Citi Institutional Cash
            Reserves."

      2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of each series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

      3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

      4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

      5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created or otherwise to change the special and relative rights of any such series.

      IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series (which maybe on one or more separate counterparts) as of the 30th day of December, 2000.



-----------------------------------       ----------------------------------
RILEY C. GILLEY                           DIANA R. HARRINGTON
As Trustee and Not Individually           As Trustee and Not Individually



-----------------------------------
SUSAN B. KERLEY
As Trustee and Not Individually

                                                                   Exhibit a(2)

                          CITIFUNDS INSTITUTIONAL TRUST

                            FORM OF AMENDED AND RESTATED
                      ESTABLISHMENT AND DESIGNATION OF CLASSES

      The undersigned, being a majority of the Trustees of CitiFunds Institutional Trust, a Massachusetts business trust (the "Trust"), acting pursuant to 6.9(i) of the Trust's Declaration of Trust dated July 8, 1992, as amended (the "Declaration"), and those certain Multiple Class Plans of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Classes as provided herein in order to establish and designate an additional class of shares for each of Citi Institutional Liquid Reserves and Citi Institutional Cash Reserves (each, a "Fund"). No changes to the existing Classes of Shares (as defined in the Declaration) of any Fund or to their special or relative rights are intended by this amendment and restatement.

      1. The Shares of Citi Institutional Liquid Reserves are divided into the following Classes:

            "SVB Institutional Liquid Reserves Shares;"
            "SVB Liquid Reserves Shares;"
            "Class A Shares;" "Class C Shares; "and "Class D Shares."

      The Shares of Citi Institutional Cash Reserves are divided into the following Classes:

            "SVB Late Day Liquid Reserves Shares;"
            "Class L Shares;"
            "Class I Shares;"
            "Class O Shares;" and
            "Class S Shares."

      The shares of each other series of the Trust are not divided into Classes.

      2. The Shares of each Class shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

      3. The number of Shares of each Class shall be unlimited.

      4. The purchase price of Shares of each Class hereunder, the method of determination of the net asset value of Shares of each such Class, the price, terms and manner of redemption of Shares of each such Class, any conversion or exchange feature or privilege of the Shares of each such Class, and the relative dividend rights of the holders of Shares of each such Class shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectuses and statements of additional information of the Fund, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended.

      5. The Shares of each Class shall bear the expenses of payments under any distribution, service, and shareholder servicing agreements entered into by or on behalf of the Fund with respect to that Class, and any other expenses that are properly allocated to such Class in accordance with the Investment Company Act of 1940, as amended, or any rule or order issued thereunder and applicable to the Trust or the Fund (the "1940 Act").

      6. As to any matter on which shareholders are entitled to vote, the Shares of each Class of the Fund shall vote together as a single class; provided however, that notwithstanding the provisions of Section 6.8 of the Declaration to the contrary, (a) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act or is required by a separate agreement applicable to such Class, such requirements as to a separate vote by the Class shall apply, (b) except as required by (a) above, to the extent that a matter affects more than one Class and the interests of the Classes in the matter are not materially different, then the Shares of those Classes whose interests in the matter are not materially different shall vote together as a single Class, but to the extent that a matter affects more than one Class and the interests of a Class in the matter are materially different from that of each other Class, then the Shares of such Class shall vote as a separate class; and (c) except as required by (a) above or as otherwise required by the 1940 Act, as to any matter which does not affect the interests of a particular Class, only the holders of Shares of the affected Class shall be entitled to vote.

      7. The designation of the Classes of Shares of the Fund shall not impair the power of the Trustees from time to time to designate additional classes of Shares of any Fund.

      8. Subject to the applicable provisions of the 1940 Act and the Declaration, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the Classes designated hereby without any action or consent of the Shareholders.

      9. This Establishment and Designation of Classes supercedes any and all Establishments and Designations of Classes heretofore adopted by the Board of Trustees of the Trust with respect to the Fund, and shall become effective as of _________ __, 2001.


                             Signature Page Follows

      IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Classes (which may be on one or more separate counterparts) as of the _____ day of _______________, 2001.



-----------------------------------         -----------------------------------
RILEY C. GILLEY                             DIANA R. HARRINGTON
As Trustee and Not Individually             As Trustee and Not Individually



-----------------------------------
SUSAN B. KERLEY
As Trustee and Not Individually